Exhibit 10.9

AAMD LLC

9832 Laurel Valley Dr

Windermere FL 34786

March 26, 2014

Mahmud Haq

CEO and Chairman of the Board of Directors

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NJ 08873

Dear Sir,

This letter confirms that AAMD LLC, a Delaware limited liability corporation, located at 9832 Laurel Valley Drive, Windermere FL 34786, has the ability and intent to provide financial support, in the form of purchasing stock, convertible notes, or some other instrument, at an interest rate determined by AAMD, of up to $1.2 million, if and as needed to enable MTBC to continue as a going concern until the earlier of May 31, 2015 or when MTBC notifies AAMD that it no longer needs the support.

Sincerely,

/s/ Ronald Davis

Ronald Davis

Cc: Deloitte LLP